EXHIBIT 23.3

     To:  The Securities and Exchange Commission
     Re: Vista Exploration Corporation



                                 EXPERT CONSENT

I consent to the reference to me in the discussion contained in "About Us and Our Current Plan of Operation - - Phase 1 - Our Area of Interest" and under the heading "Experts" in the Prospectus, which is part of this Registration Statement of Vista Exploration Corporation on Form SB-2, Amendment No. 4.


                  /s/ William T. Stoeckinger
                  --------------------------
                  William T. Stoeckinger
                  Bartlesville, Oklahoma
                  April 22, 2002